Exhibit 2.3

ARTICLES OF MERGER

of

STAGE STORES, INC.

(A Delaware corporation)

Into

SPECIALTY RETAILERS, INC. (NV)

(A Nevada corporation)

Pursuant to Section 92A.190 of the Nevada Revised Statutes, the undersigned corporations, SPECIALTY RETAILERS, INC. (NV), a Nevada corporation ("SRINV"), and STAGE STORES, INC., a Delaware corporation ("Stage"), do hereby certify:

1. SRINV is a corporation duly organized and validly existing under the laws of the State of Nevada and will be the surviving corporation of this merger.

2. Stage is a corporation duly organized and validly existing under the laws of the State of Delaware.

3. SRINV, Stage and their affiliate, Specialty Retailers, Inc., a Texas corporation (collectively, the "Debtors"), are Debtors-in-Possession in jointly administered case No. 0035078-H2-11 in the United States Bankruptcy Court for the Southern District of Texas Houston Division (the "Reorganized Case"). On August 8, 2001, the Bankruptcy Court confirmed, and thereby directed the implementation and consummation of, the Third Amended Plan of Reorganization of Stage Stores, Inc., Specialty Retailers, Inc. and Specialty Retailers, Inc. (NV) (the "Plan"). The merger of Stage into SRINV is one of the Restructuring Transactions set forth in the Plan.

4. Among other matters, the Plan provides that (a) Stage will be merged into SRINV, (b) SRINV, as the surviving corporation, will be renamed as "Stage Stores, Inc.," (c) the previously issued and outstanding common and preferred stock of Stage and SRINV will be cancelled as of the effective date of the merger, and (d) new common stock of SRINV will be issued to some prior creditors of the Debtors and to others as set forth in the Plan. The Plan also provides that the merger of Stage into SRINV is authorized and approved in all respects and for all purposes under the Bankruptcy Code without any requirement of further action by stockholders or directors of either Stage or SRINV.

5. In addition to the Plan, SRINV and Stage are parties to an Agreement and Plan of Merger dated August 15, 2001 (the "Merger Agreement"). A complete executed copy of the Merger Agreement is on file at the principal place of business of SRINV at 10201 Main Street, Houston, Texas 77025 and a copy of the Merger Agreement will be furnished by SRINV, on request and without cost, to any stockholder of either constituent corporation.

6. The Articles of Incorporation and Bylaws of SRINV as existing prior to the effective date of the merger will continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

7. Although not required under the Plan, the Merger Agreement was approved by the Unanimous Written Consent of the Board of Directors of SRINV on August 15, 2001.

8. Stockholder approval of the Merger Agreement by the stockholders of SRINV is not required pursuant to Nevada Revised Statutes Section 92A.130(1) and the Plan.

9. Although not required under the Plan, the Merger Agreement was approved by Unanimous Written Consent of the Board of Directors of Stage on August 15, 2001.

10. Stockholder approval of the Merger Agreement by the stockholders of Stage is not required pursuant to the Nevada Revised Statutes and the Plan.

11. These Articles of Merger shall be effective immediately upon their filing with the Secretary of State of the State of Nevada.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger on the 24th day of August, 2001.

SPECIALTY RETAILERS, INC. (NV), a Nevada corporation By: /s/ Michael McCreery MICHAEL McCREERY Executive Vice President	STAGE STORES, INC., a Delaware corporation By: /s/ Michael McCreery MICHAEL McCREERY Executive Vice President

STATE OF TEXAS )

) ss.

COUNTY OF HARRIS )

On August 22, 2001 before me, a Notary Public, personally appeared Michael McCreery who is the Executive Vice President of Stage Stores, Inc., and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Melinda Jo Perry

NOTARY PUBLIC

My Commission Expires:

August 1, 2005

STATE OF TEXAS )

) ss.

COUNTY OF HARRIS )

On Aug. 22, 2001 before me, a Notary Public, personally appeared Michael McCreery who is the Executive Vice President of Specialty Retailers, Inc. (NV), and who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that, by his signatures on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Melinda Jo Perry

NOTARY PUBLIC

My Commission Expires:

August 1, 2005

31150-015/443843_1.DOC